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                                  EXHIBIT 5.2
                               SEPTEMBER 28, 1995

Homestake Mining Company
650 California Street
San Francisco, CA 94108

Ladies and Gentlemen:

We have acted as United States counsel to you, Homestake Mining Company (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (File No. 33-62667) (the "Registration Statement"), respecting the issuance of 9,755,000 shares of Common Stock, par value $1.00 per share (the "Shares") by the Company.

You have requested our opinion with respect to the accuracy of the discussions set forth in Clause 13(b) of the Summary of Offer and Clause 6.7 of the Part A statement included in the Registration Statement under the heading "United States Tax Considerations."

In our capacity as United States counsel for the Company, we have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the identity and capacity of all individuals acting or purporting to act as public officials; (v) that all representations and statements set forth in the documents submitted to us are true and correct; and
(vi) that all obligations imposed by any of the documents submitted to us are enforceable in accordance with their terms.

We have also made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for the purpose of giving the opinion expressed herein.

All capitalized terms used without definition in this letter have the same meaning as in the Registration Statement.

Based on the foregoing, we are of the following opinion:

The statements concerning United States taxation set forth in Clause 6.7 of the Part A statement included in the Registration Statement under the heading "United States Tax Considerations", to the extent that such statements represent matters of law or legal conclusions, will represent an accurate description of all of the material United States federal income tax considerations generally applicable to (i) a holder of ordinary shares in Homestake Gold of Australia Limited, who sells or exchanges such shares pursuant to the Offer, and (ii) the ownership and disposition of the Shares.

Our opinion is based on the Australia/United States Tax Treaty; the Internal Revenue Code of 1986, as amended; judicial decisions; administrative pronouncements; and existing and proposed Treasury Regulations in force as of the date of the Registration Statement, changes to any of which after the date of the Registration Statement could apply on a retroactive basis and affect the consequences described in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name in Clause 13(b) of the Summary of Offer and Clause 6.7 of the Part A statement included in

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the Registration Statement under the heading "United States Tax Considerations".
Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                          Very truly yours,

                                          THELEN, MARRIN, JOHNSON & BRIDGES

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